Exhibit 99.1

News Release

Contact:	For Release:
Brad Cohen	Oct. 27, 2011
Public Relations	1:05 p.m. PDT
Quantum Corp.
(408) 944-4044
brad.cohen@quantum.com

Christi Lee
Investor Relations
Quantum Corp.
(408) 944-4450
ir@quantum.com

QUANTUM CORPORATION REPORTS FISCAL SECOND QUARTER RESULTS

Highlights:
  Total revenue of $165 million, with branded growth up 4% over prior year period
  Record disk systems and software revenue, including related maintenance, of $36 million, up 17% year-over-year
  New product momentum, including company’s most successful branded systems launch with DXi6701/02 disk backup and deduplication appliances
SAN JOSE, Calif., Oct. 27, 2011 – Quantum Corp. (NYSE:QTM), a proven global expert in data protection and big data management, today reported results for the second quarter of fiscal 2012 (FQ2’12), ended Sept. 30, 2011. Revenue for the quarter totaled $165 million, down 2 percent from the second quarter of fiscal 2011 (FQ2’11) primarily due to expected reductions in media royalties and OEM revenue. However, total revenue was up $12 million sequentially, with record revenue of $36 million from disk system and software sales, including related maintenance, which increased 17 percent from FQ2’11 and 30 percent over the prior quarter. In addition, Quantum branded revenue, which represented 82 percent of total non-royalty revenue for the quarter, grew 4 percent year-over-year and 11 percent sequentially.

For FQ2’12, GAAP net income was $4 million, or 1 cent per diluted share, compared to GAAP net income of $3 million, or 1 cent per diluted share, in FQ2’11. Non-GAAP net income for the quarter was $14 million, or 6 cents per diluted share, up from $13 million, or 6 cents per diluted share, in the comparable quarter last year.

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“This was our eighth consecutive quarter of year-over-year branded revenue growth and one in which we generated our highest level of disk and software revenue to date,” said Jon Gacek, president and CEO of Quantum. “We had strong customer traction with our new DXi® and StorNext® appliance introductions, as particularly reflected by the revenue generated from our launch of the DXi6701/02 disk backup and deduplication products, which was the most successful branded systems product launch in Quantum’s history.

“We also grew branded tape automation revenue 5 percent on a year-over-year basis, partly driven by adding 135 new enterprise and midrange customers. In addition, during the quarter we launched the vmPRO 4000, the first virtual data protection offering resulting from our June acquisition of Pancetera Software. All of this speaks to the momentum and opportunity we see as we continue to leverage our proven expertise in data protection and big data management to aggressively introduce new intelligent solutions with unmatched value for meeting customers’ storage challenges.”

Beyond driving revenue growth across a number of key areas in FQ2’12, Quantum also paid down $30 million of its senior debt. The company ended the quarter with $69 million of senior debt, $135 million of convertible debt and $49 million in cash and cash equivalents. Reflecting the continued improvements in Quantum’s balance sheet, Standard & Poor’s Rating Services upgraded its outlook on the company from stable to positive during the quarter.

Outlook
For the third quarter of fiscal 2012, the company expects:
  Revenue of approximately $170 million.
  A GAAP gross margin rate and non-GAAP gross margin rate similar to that in FQ2’12.
  GAAP operating expenses of $67 million and non-GAAP operating expenses of $61 million.
  Interest expense of approximately $3 million and taxes of $1 million.
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Business Highlights
Key business highlights for the September quarter include the following:
  Customers responded very positively to the introduction of the DXi6701/02 appliances, which began shipping in late July. Based on Quantum’s latest generation DXi 2.0 software, these products deliver industry-leading performance, price-performance and overall value – twice the performance for half the price of the nearest competitive offering, with all necessary software licenses included in the base price. The DXi6701/02 also offers tremendous scalability and unique options for where deduplication takes place in the network.
  Quantum prepared for the launch of its DXi4601 appliance, which was announced shortly after the quarter finished. Designed for small data centers or remote offices, the DXi4601 provides the industry’s first capacity-on-demand capability in a deduplication appliance and achieves twice the performance of competitors in its class at half the price. The first customer to purchase a DXi4601 was the Royal Academy of Arts in London. On the advice of Coolspirit, a Quantum reseller, this renowned institution evaluated the DXi4601 and was impressed by its “ease of use, simplicity of installation and overall value, including the ability to scale seamlessly as our capacity needs increase,” according to Brenda Hillary, IT systems manager at the Royal Academy of Arts.
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  Moving quickly to integrate Pancetera technology into its product portfolio, Quantum announced the vmPRO 4000, an integrated solution that includes both backup software and deduplication for protecting data on virtual servers in small to medium-size businesses and remote offices. The vmPRO 4000 combines turnkey simplicity, advanced technology and market-leading value.
  Following the vmPRO 4000 announcement, Quantum finalized preparations for last week’s introduction of the vmPRO 4601 appliance and vmPRO software. The vmPRO 4601 doubles the capacity initially available in the vmPRO 4000 line and adds capacity-on-demand scalability and support for vSphere 5, the most recent version of VMware’s offering. The vmPRO software is a solution with advanced utilities designed to dramatically improve and simplify virtual data protection in midrange and larger data centers. The software works with Quantum’s DXi deduplication appliances to accelerate backup, restore, and disaster recovery protection in data center virtual environments while reducing IT costs.
  After launching its first StorNext appliance, the StorNext M330, in June, Quantum announced additions to its StorNext appliance family in September. This included new purpose-built configurations of expansion appliances and disk offerings as well as archive enabled libraries. The company’s move to offer more than just StorNext software is intended to simplify big data file sharing and archiving while delivering unparalleled data management performance, flexibility and cost-effectiveness for shared, scale-out environments.
Conference Call and Audio Webcast Notification
Quantum will hold a conference call today, Oct. 27, 2011, at 2:00 p.m. PDT, to discuss its fiscal second quarter results. Press and industry analysts are invited to attend in listen-only mode. Dial-in number: (480) 629-9867 (U.S. & International). Quantum will provide a live audio webcast of the conference call beginning today, Oct. 27, 2011, at 2:00 p.m. PDT. Site for the webcast and related information: http://www.quantum.com/investors.

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About Quantum
Quantum Corp. (NYSE:QTM) is a proven global expert in data protection and big data management. From small businesses to multinational enterprises, more than 50,000 customers trust Quantum to solve their data protection, retention and management challenges. Quantum’s best-of-breed, open systems solutions provide significant storage efficiencies and cost savings while minimizing risk and protecting prior investments. They include: DXi®-Series disk-based deduplication and replication systems for fast backup and restore, Scalar® tape automation products for disaster recovery and long-term data retention, StorNext® data management software and appliances for high-performance file sharing and archiving and vmPRO™ solutions for protecting virtual machine data. Quantum Corp., 1650 Technology Drive, Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

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Quantum, the Quantum logo, DXi, Scalar, StorNext and vmPRO are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, the statements regarding the momentum and opportunity we see, as well as all of our statements under the “Outlook” section are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statement. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Item 1A. Risk Factors,” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 14, 2011 and Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2011. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management uses these non-GAAP financial measures internally to understand, manage, and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

The non-GAAP financial measures used in this press release exclude the impact of amortization of intangibles, share-based compensation expense, restructuring charges and acquisition expenses for the following reasons:

Amortization of Intangible Assets
This includes acquired intangibles such as purchased technology and customer relationships in connection with prior acquisitions. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting.

Share-Based Compensation Expense
Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. As a result, management excludes this item from Quantum’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

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Restructuring Charges
Restructuring charges primarily relate to expenses associated with changes to Quantum’s operating structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Quantum has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Quantum’s non-GAAP financial measures, as it enhances the ability of investors to compare Quantum’s period-over-period operating results from continuing operations.

Acquisition Expenses
The acquisition expenses are those expenses incurred to acquire Pancetera and are not part of Quantum’s future core operations.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Revenue:
Product	$115,126	$112,329	$217,394	$220,783
Service	35,898	37,728	72,594	76,365
Royalty	14,015	17,665	28,586	33,799
Total revenue	165,039	167,722	318,574	330,947
Cost of revenue:
Product	72,299	73,067	140,806	143,702
Service	21,129	23,259	43,195	48,395
Restructuring benefit related to cost of revenue	—	—	(300)	—
Total cost of revenue	93,428	96,326	183,701	192,097
Gross margin	71,611	71,396	134,873	138,850
Operating expenses:
Research and development	19,003	18,128	37,583	36,250
Sales and marketing	31,115	29,119	61,640	59,197
General and administrative	15,230	14,941	31,232	30,424
Restructuring charges	863	94	699	11
Total operating expenses	66,211	62,282	131,154	125,882
Gain on sale of patents	1,500	—	1,500	—
Income from operations	6,900	9,114	5,219	12,968
Interest income and other, net	(182)	306	(280)	274
Interest expense	(2,852)	(6,001)	(5,661)	(12,116)
Income (loss) before income taxes	3,866	3,419	(722)	1,126
Income tax provision	305	394	943	797
Net income (loss)	$3,561	$3,025	$(1,665)	$329

Basic and diluted net income (loss) per share:	$0.01	$0.01	$(0.01)	$0.00

Weighted average common and common equivalent shares:
Basic	232,712	218,856	230,579	217,167
Diluted	238,459	221,999	230,579	224,267
Included in the above Statements of Operations:
Amortization of intangibles:
Cost of revenue	$2,101	$3,966	$4,676	$9,513
Research and development	—	100	—	200
Sales and marketing	3,285	3,362	6,616	6,756
General and administrative	7	25	32	50
	5,393	7,453	11,324	16,519
Share-based compensation:
Cost of revenue	568	444	1,023	904
Research and development	1,031	581	1,671	1,330
Sales and marketing	1,213	720	1,932	1,605
General and administrative	993	729	2,196	1,677
	3,805	2,474	6,822	5,516
Acquisition expenses	93	—	325	—

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2011	March 31, 2011*
Assets
Current assets:
Cash and cash equivalents	$46,460	$76,010
Restricted cash	2,996	1,863
Accounts receivable, net	108,645	114,969
Manufacturing inventories	50,438	48,131
Service parts inventories	42,705	45,036
Deferred income taxes	6,362	6,271
Other current assets	10,915	11,274
Total current assets	268,521	303,554
Long-term assets:
Property and equipment, net	25,030	24,980
Intangible assets and goodwill	91,144	91,481
Other long-term assets	9,496	10,950
Total long-term assets	125,670	127,411
	$394,191	$430,965
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$53,394	$52,203
Accrued warranty	7,113	7,034
Deferred revenue, current	81,858	87,488
Current portion of long-term debt	708	1,067
Accrued restructuring charges	1,276	4,028
Accrued compensation	26,703	31,249
Income taxes payable	1,386	1,172
Other accrued liabilities	19,960	21,418
Total current liabilities	192,398	205,659
Long-term liabilities:
Deferred revenue, long-term	34,361	34,281
Deferred income taxes	6,174	6,820
Long-term debt	68,106	103,267
Convertible subordinated debt	135,000	135,000
Other long-term liabilities	7,281	7,049
Total long-term liabilities	250,922	286,417
Stockholders’ deficit	(49,129)	(61,111)
	$394,191	$430,965
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*	Derived from the March 31, 2011 audited Consolidated Financial Statements.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	September 30, 2011	September 30, 2010
Cash flows from operating activities:
Net income (loss)	$(1,665)	$329
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	5,928	5,878
Amortization	12,521	17,327
Service parts lower of cost or market adjustment	3,851	7,053
Deferred income taxes	(713)	(171)
Share-based compensation	6,822	5,516
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	6,330	2,559
Manufacturing inventories	(5,992)	(974)
Service parts inventories	2,166	1,033
Accounts payable	1,189	(3,595)
Accrued warranty	79	329
Deferred revenue	(5,578)	(18,142)
Accrued restructuring charges	(2,761)	(2,737)
Accrued compensation	(4,506)	(3,154)
Income taxes payable	248	(907)
Other assets and liabilities	(913)	145
Net cash provided by operating activities	17,006	10,489

Cash flows from investing activities:
Purchases of property and equipment	(6,036)	(7,677)
(Increase) decrease in restricted cash	(1,245)	69
Return of principal from other investments	—	95
Payment for business acquisition, net of cash acquired	(8,152)	—
Net cash used in investing activities	(15,433)	(7,513)

Cash flows from financing activities:
Repayments of long-term debt	(35,521)	(942)
Repayments of convertible subordinated debt	—	(22,099)
Payment of taxes due upon vesting of restricted stock	(2,544)	(2,076)
Proceeds from issuance of common stock	6,975	3,366
Net cash used in financing activities	(31,090)	(21,751)

Effect of exchange rate changes on cash and cash equivalents	(33)	40

Net decrease in cash and cash equivalents	(29,550)	(18,735)
Cash and cash equivalents at beginning of period	76,010	114,947
Cash and cash equivalents at end of period	$46,460	$96,212

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30, 2011
	Gross Margin	Gross Margin Rate	Net Income	Per Share Net Income, Basic	Per Share Net Income, Diluted
GAAP	$71,611	43.4%	$3,561	$0.01	$0.01
Non-GAAP Reconciling Items:
Amortization of intangibles	2,101		5,393
Share-based compensation	568		3,805
Restructuring charges	—		863
Acquisition expenses	—		93
Non-GAAP	$74,280	45.0%	$13,715	$0.06	$0.06

Computation of basic and diluted net income per share:				GAAP	Non-GAAP
Net income				$3,561	$13,715
Interest on dilutive convertible notes				—	1,191
Income for purposes of computing income per diluted share				$3,561	$14,906

Weighted average shares:
Basic				232,712	232,712
Dilutive shares from stock plans				5,747	5,747
Dilutive shares from convertible notes				—	31,158
Diluted				238,459	269,617

	Three Months Ended September 30, 2010
	Gross Margin	Gross Margin Rate	Net Income	Per Share Net Income, Basic	Per Share Net Income, Diluted
GAAP	$71,396	42.6%	$3,025	$0.01	$0.01
Non-GAAP Reconciling Items:
Amortization of intangibles	3,966		7,453
Share-based compensation	444		2,474
Restructuring charges	—		94
Non-GAAP	$75,806	45.2%	$13,046	$0.06	$0.06

Computation of basic and diluted net income per share:				GAAP	Non-GAAP
Net income				$3,025	$13,046
Interest on dilutive convertible notes				—	—
Income for purposes of computing income per diluted share				$3,025	$13,046

Weighted average shares:
Basic				218,856	218,856
Dilutive shares from stock plans				3,143	3,143
Dilutive shares from convertible notes				—	—
Diluted				221,999	221,999

The non-GAAP information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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QUANTUM CORPORATION
FORECAST THIRD QUARTER FISCAL 2012
GAAP TO NON-GAAP RECONCILIATION
(Dollars in millions)

Dollars
Forecast operating expense on a GAAP basis	$67.2
Forecast amortization of intangibles	3.3
Forecast share-based compensation	2.9
Forecast operating expense on a non-GAAP basis	$61.0

Estimates based on current (October 27, 2011) projections.

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For risk factors that could impact these projections, see our Annual Report on Form 10-K as filed with the SEC on June 14, 2011. We disclaim any obligation to update information in any forward-looking statement.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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